[THIS EXHIBIT 4.18 IS THE FORM OF SUBORDINATED DEBT SECURITY TO BE ISSUED TO EACH LEHMAN BROTHERS HOLDINGS TRUST]


                                                                    EXHIBIT 4.18


                             [FORM OF FACE OF DEBENTURE]

          [IF THE DEBENTURE IS TO BE A GLOBAL DEBENTURE, INSERT THE FOLLOWING:
THIS DEBENTURE IS A GLOBAL DEBENTURE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS DEBENTURE IS EXCHANGEABLE FOR DEBENTURES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS DEBENTURE (OTHER THAN A TRANSFER OF THIS DEBENTURE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

          UNLESS THIS DEBENTURE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY DEBENTURE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE CO., HAS AN INTEREST HEREIN.]


NO. D-                              $____________
CUSIP NO.

                            LEHMAN BROTHERS HOLDINGS INC.

                     ____% JUNIOR SUBORDINATED DEBENTURE DUE 20__

     Lehman Brothers Holdings Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the "Company"), for value received, hereby promises to pay to [If the Debenture is held by Lehman Brothers Holdings Capital Trust __: THE CHASE MANHATTAN BANK, as Property Trustee (the "Property Trustee") for LEHMAN BROTHERS HOLDINGS CAPITAL TRUST __ (the "Trust")] [If the Debenture is not held by the Trust: _______________], at the office or agency of the Company in the Borough of Manhattan, the City of New York, the principal sum of _________________ DOLLARS on __________ __, 20__, in such coin or currency of the Untied States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on said principal sum at said office or agency, in like coin or currency, at the rate per annum specified in the title of this Debenture until the principal hereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum during the period in which such principal is overdue, compounded [semi-annually], to the registered holder of this Debenture, until payment of said principal sum has been made or duly provided for. Interest on this Debenture, (computed as set forth herein) shall be payable [semi-annually] (subject to deferral as set forth herein) in arrears on [__________ __ and __________ __] of each year (each an "Interest Payment Date"), commencing ___________ __, ____, from the Interest Payment Date next preceding the date of this Debenture to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Debenture, or, if no interest has been paid or duly provided for on this Debenture, from _____________ __, ____.

     The interest so payable on any Interest Payment Date will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Debenture (or one or more Predecessor Securities, as defined in said Indenture) is registered at [If the Debentures are held only by the Property Trustee or if this is a Global Debenture: the close of business on the Business Day prior to the relevant Interest Payment Date] [Otherwise: the date selected by the Company and in any event at least one Business Day before the relevant Interest Payment Date] (each a "Regular Record Date"). Interest may, at the option of the Company, be paid by check mailed to the person entitled thereto at such person's address as it appears in the registry books of the Company.

     REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS DEBENTURE SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

     This Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

     IN WITNESS WHEREOF, LEHMAN BROTHERS HOLDINGS INC. has caused this instrument to be signed by its Chairman of the Board, its Vice Chairman, its President, its Chief Financial Officer, one of its Vice Presidents or its Treasurer by manual or facsimile signature under its corporate seal, attested by its Secretary or one of its Assistant Secretaries by manual or facsimile signature.


                              LEHMAN BROTHERS HOLDINGS INC.


                              By:________________________________
                                   Name:
                                   Title:


Attest:


_____________________________________
Name:
Title:


                       TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

                                   THE CHASE MANHATTAN BANK,
                                      as Trustee


                                   By:___________________________
                                   Name:
                                   Title:

                            [FORM OF REVERSE OF DEBENTURE]

                                (Reverse of Debenture)

                            LEHMAN BROTHERS HOLDINGS INC.
                     ____% JUNIOR SUBORDINATED DEBENTURE DUE 20__

     This Debenture is one of a duly authorized series of Debentures of the Company designated as the ____% Junior Subordinated Debentures Due 20__ of the Company (herein called the "Debentures"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $______________. The Debentures are one of an indefinite number of series of debt securities of the Company (herein collectively called the "Securities"), issued or issuable under and pursuant to an indenture, dated as of February 1, 1996, as amended and supplemented (herein called the "Indenture"), between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank, as Trustee (herein called the "Trustee") to which Indenture and all indentures supplemental thereto reference is hereby made for a description of rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Debentures. The separate series of Securities may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions or repayment or repurchase rights (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default, as defined in the Indenture, and may otherwise vary as provided in the Indenture.

     Payment of the principal of and interest on this Debenture is, to the extent provided in the Indenture, subordinated and subject in right of payment to the prior payment in full when due of the principal of (and premium, if any) and interest, if any, on all Senior Debt, as defined in the Indenture, of the Company and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each registered holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and expressly directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and
(c) appoints the Trustee as his or her attorney-in-fact for any and all such purposes. Each registered holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Debt, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

     Subject to Article Eleven of the Indenture, at any time on or after _________ __, ____, and prior to maturity, the Company shall have the right to redeem this Debenture at the option of the Company, in whole or in part, at the Redemption Prices (expressed as a percentage of the principal amount of such Debentures) set forth below, plus any accrued but unpaid interest, to the Redemption Date, if redeemed during the twelve-month period beginning on the ________ __ of the years indicated below:

YEAR                                                                  PERCENTAGE
 ........................................................................    %
 ........................................................................    %
 ........................................................................    %
 ........................................................................    %
 ........................................................................    %
 ........................................................................    %
 ........................................................................    %
 ........................................................................    %
 ........................................................................    %
and thereafter.......................................................... 100%

If an Investment Company Event (as defined in the Amended and Restated Declaration of Trust of the Trust, dated ______ __, _____, among the Company, as Sponsor, the Trust, and the trustees of the Trust named thereto (the "Declaration") shall occur and be continuing, the Company may, at any time within 90 days following the occurrence of such Investment Company Event, redeem the Debentures (in whole but not in part) at a Redemption Price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the Redemption Date. Subject to certain conditions described in the Indenture, in the event of the occurrence and continuation of a Tax Event (as defined in the Declaration), in certain circumstances the Company may (a) shorten the Stated Maturity of the Debentures to a date not earlier than _______ __, ____ or (b) redeem the Debentures, in whole but not in part, at any time within 90 days following the occurrence of a Tax Event at a Redemption Price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the Redemption Date. Any redemption pursuant to this paragraph shall be made upon not less than 30 nor more than 60 days' notice to the trustee and holders of the Debentures. Any redemption pursuant to this paragraph shall be made upon not less than 30 nor more than 60 days notice to the Trustee and Holders of the Debentures. If less than all the Debentures are to be redeemed by the Company, the Debentures to be redeemed will be selected by lot or by such other method as the Trustee shall deem fair and appropriate. The Debentures are not subject to a sinking fund.

     In the event of redemption of this Debenture in part only, a new Debenture or Debentures of this series for the unredeemed portion hereof will be issued in the name of the registered holder hereof upon the surrender hereof at a Place of Payment (as defined in the Indenture).

     In case an Event of Default with respect to the Debentures shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture. The omission by the Company to pay interest during an Extension Period (as defined below) as permitted hereby shall not constitute an Event of Default under Section 501 of the Indenture. An "Event of Default" means any of those events set forth in
Section 501 of the Indenture, and the event that, when the Property Trustee is the Holder of the Debentures, the Trust shall have voluntarily or involuntarily dissolved, wound-up its business or otherwise terminated its existence except in connection with the (i) distribution of Debentures to holders of Preferred Securities and Common Securities in liquidation of their interests in the Trust, (ii) the redemption of all of the outstanding Preferred Securities and Common Securities, or (iii) certain mergers, consolidations or amalgamation, each as permitted by the Declaration.

     If the Debentures are held by the Trust, the Company, as borrower, hereby covenants to pay all debts and obligations (other than with respect to the Preferred Securities and Common Securities of the Trust) and all costs and expenses of the Trust (including, but not limited to, all costs and expenses relating to the organization of the Trust, the fees and expenses of the trustees of the Trust and all costs and expenses relating to the operation of the Trust) and to pay any and all taxes, duties, assessments or governmental charges of whatever nature (other than United States withholding taxes) imposed on the Trust by the United States, or any other taxing authority, so that the net amounts received and retained by the Trust and the Property Trustee after paying such debts, obligations, costs, expenses, taxes, duties, assessments, or other governmental charges, will be equal to the amounts the Trust and the Property Trustee would have received had no such debts, obligations, costs, expenses, taxes, duties, assessments, or other governmental charges been incurred by or imposed on the Trust. The foregoing obligations of the Company are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (each, a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Company directly against the Company, and the Company irrevocably waives any right or remedy to require that any such Creditor take any action against the Trust or any other person before proceeding against the Company. The Company shall execute such additional agreements as may be necessary or desirable to give full effect to the foregoing.

     The Company hereby covenants that, so long as any Preferred Securities and Common Securities of the Trust remain outstanding, if (i) there shall have occurred any Event of Default under the Indenture with respect to the Debentures, (ii) the Company shall be in default with respect to its payment of any obligations under its Guarantee (as defined in the Declaration) with respect to the Trust or (iii) the Company shall have given notice of its election of an Extension Period as provided herein and shall not have rescinded such notice, or such Extension Period or any extension thereof shall be continuing, then the Company will not, and will not permit any Subsidiary to (x) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock or (y) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank on a parity with or junior in interest to this Debenture or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any Subsidiary of the Company if such guarantee ranks on a parity with or junior in interest to this Debenture (other than (a) dividends or distributions in common stock of the Company, (b) payments under the Guarantee made by the Company in respect of the Preferred Securities and Commom Securities of the Trust, (c) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, and (d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans).

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 66-2/3% in aggregate principal amount of each series of the Securities at the time Outstanding to be affected (each series voting as a class), evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to, or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities of all such series; PROVIDED, HOWEVER, that no such supplemental indenture shall, among other things, (i) change the fixed maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon or reduce any premium payable on redemption, or make the principal thereof, or premium, if any, or interest thereon payable in any coin or currency other than that hereinabove provided, or amend the Indenture to modify its provisions relating to the subordination of each Security in a manner adverse to the holder thereof, without the consent of the holder of each Security so affected, or (ii) change the place of payment on any Security, or impair the right to institute suit for payment on any Security, or reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Security so affected. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of any series of Securities, the holders of a majority in aggregate principal amount of the Securities of such series Outstanding may on behalf of the holders of all the Securities of such series waive any past default or Event of Default under the Indenture with respect to such series and its consequences, except a default in the payment of interest, if any, on or the principal of, or premium, if any, on any of the Securities of such series. Any such consent or waiver by the holder of this Debenture shall be conclusive and binding upon such holder and upon all future holders and owners of this Debenture and any Debentures which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Debenture or such other Debentures.

     No reference herein to the Indenture and no provisions of this Debenture or of the Indenture shall alter or impair the obligations of the Company, which is absolute and unconditional, to pay the principal of this Debenture at the place, at the time and in the coin or currency herein prescribed.

     The amount of interest payable for any period will be computed (i) for any full 180-day semi-annual interest payment period, on the basis of a 360-day year of twelve 30-day months, (ii) for any period shorter than a full 180-day semi-annual interest payment period for which interest payments are computed, on the basis of a 30-day month and (iii) for periods of less than a month, the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on this Debenture is not a Business Day (as defined in the Indenture), then payment of the amount payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the original Interest Payment Date, subject to certain rights of deferral described below.

     The Company shall have the right at any time, on one or more occasions, so long as an Event of Default has not occurred and is not continuing under the Indenture, to extend any interest payment period on this Debenture for a period (an "Extension Period") not to exceed [ten consecutive semi-annual] interest payment periods; provided that the date on which such Extension
Period ends must be on an Interest Payment Date and must be no later than ___________ __, ____ or any date on which any Debentures are fixed for redemption, and, as a consequence, the [semi-annual] interest payment on the Debentures would be deferred (but would continue to accrue with interest thereon compounded [semi-annually] at the rate of interest on the Debentures, except to the extent payment of such interest is prohibited by law) during any such Extension Period. On the Interest Payment Date at the end of each Extension Period, the Company shall pay all interest then accrued and unpaid (compounded [semi-annually], at the rate of interest on the Debentures, except to the extent payment of such interest is prohibited by law) to the date of payment, to the persons in whose name the Debentures are registered on the Regular Record Date immediately preceding the Interest Payment Date at the end of such Extension Period. [If the Property Trustee is the only holder of Debentures: The Company shall give written notice to the Regular Trustees (as defined in the Declaration), the Property Trustee and the Trustee of its election of such Extension Period one Business Day before the earlier of (i) the next succeeding date on which distributions on the Preferred Securities of the Trust are payable or (ii) the date the Trust is required to give notice of the record date or the date such distributions are payable to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Preferred Securities issued by the Trust, but in any event at least one Business Day before such record date.] [If the Property Trustee is not the only registered holder of Debentures: The Company shall give the registered holders of Debentures (with the Trustee to be notified at least three days prior to notice to such holders) written notice of its election to defer interest payments or to extend the Extension Period ten Business Days prior to the earlier of (i) the next scheduled [semi-annual] Interest Payment Date or (ii) the date the Company is required to give notice of the record date of such related interest payment to the New York Stock Exchange or other applicable self-regulatory organization or to the registered holders of the Debentures but in any event not less than two Business Days prior to such Regular Record Date.] During any Extension Period, the Company may continue to extend the interest payment period by extending the Extension Period, on one or more occasions by giving notice as aforesaid; provided that such Extension Period, as extended, must end on an Interest Payment Date and in no event shall the aggregate Extension Period, as extended, exceed
[ten consecutive semi-annual] interest payment periods or extend beyond ___________ __, ____ or any date on which any of the Debentures are fixed for redemption. No interest shall be due and payable on the Debentures during an Extension Period except at the end thereof.

     Notwithstanding the provisions of Section 401(a)(B) of the Indenture, the Company may satisfy and discharge the entire indebtedness on all the Debentures as provided therein only when the Debentures are by their terms due and payable within one year.

     The Debentures are issuable in registered form without coupons in denominations of $1,000 and any multiple of $1,000. At the option of the holders thereof, either at the office or agency to be designated and maintained by the Company for such purpose in the Borough of Manhattan, The City of New York, pursuant to the provisions of the Indenture or at any of such other offices or agencies as may be designated and maintained by the Company for such purpose pursuant to the provisions of the Indenture, and in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, except for any tax or other governmental charges imposed in connection therewith, Debentures may be exchanged for an equal aggregate principal amount of Debentures of like tenor and of other authorized denominations.

     The Company, the Trustee, and any agent of the Company or of the Trustee may deem and treat the registered holder hereof as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, and for all other purposes, and neither the Company nor the Trustee nor any agent of the Company or of the Trustee shall be affected by any notice to the contrary. All such payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for moneys payable on this Debenture.

     No recourse for the payment of the principal of or the interest on this Debenture, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture is registrable in the Security Register, upon surrender of this Debenture for registration of transfer at the office or agency of the Company in any place where the principal of this Debenture is payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Debentures of this series of like tenor and of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

     THE INDENTURE AND THE DEBENTURES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     All items used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                        ______________________________________

     The following abbreviations, when used in the inscription on the face of the within Debenture, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM - as tenants in common
     TEN ENT - as tenants by their entireties
     JT TEN - as joint tenants with right of survivorship and not as tenants in common

     UNIF GIFT MIN ACT - ___________ Custodian __________ under Uniform Gifts to
                           (Cut)                    (Minor)
     Minors Act__________________
               (State)


       Additional abbreviations may also be used though not in the above list.


                        ______________________________________

                                      ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

       (Please insert social security or other identifying number of Assignee)

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
      (Name and address of Assignee, including zip code, must be printed or typewritten.)

the within Debenture, and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________________________________
________________________________________________________________________________
_____________ to transfer the said Debenture on the books of the Company, with full power of substitution in the premises.

Date:_____________

                    Signature:_______________________________________
                    NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Debenture in every particular, without alteration or enlargement or any change whatever.


Signature(s) Guaranteed:_____________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED MEDALLION SIGNATURE GUARANTEE PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.


                                          11